UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

September 24, 2003
Date of Report (date of earliest event reported)

HOST AMERICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-16196	06-1168423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Broadway
Hamden, Connecticut 06518
(Address of Principal Executive Offices
Including Zip Code)

(203) 248-4100
(Registrant’s telephone number,
Including area code)

Not Applicable
(Former name or former address, if changed since last report)
Item 1.	Changes in Control of Registrant

Pursuant to the Merger Agreement (the “Agreement”) described in Item 5 below, Host America Corporation (the “Registrant” or “Host”) will be required to issue through March 31, 2007 additional shares of its “restricted” common stock to the current shareholders of Globalnet Energy Investors, Inc. (“Globalnet”) if Globalnet achieves certain performance standards as described below in Item 5 of this Report.

Item 2.	Acquisition or Disposition of Assets

N/A
Item 3.	Bankruptcy or Receivership

N/A
Item 4.	Changes in Registrant’s Certifying Accountants

N/A
Item 5.	Material Events

On September 24, 2004, Host entered into a Merger Agreement with Host Acquisition Corporation (“HAC”) and Globalnet Energy Investors, Inc. of Carrollton, Texas.  Pursuant to the Agreement and subject to shareholder approval, Globalnet will merge with HAC, a wholly-owned subsidiary of Host organized for the purposes of the merger. Globalnet, as the surviving corporation, will become a wholly-owned subsidiary of Host.  Globalnet shareholders will receive, in the aggregate, 250,000 shares of Host’s “restricted” common stock in exchange for their outstanding Globalnet common stock.  In addition, Globalnet shareholders will be entitled to receive, on a pro rata basis, one (1) additional share of Host’s “restricted” common stock for every $2.00 of Globalnet’s “Earn-Out Income” defined in Section 1.10 of the Agreement, for a period extending through March 31, 2007.

The Agreement further contains numerous representations, warranties and covenants by the parties, including the allocation, on an as received basis, of 80% of the net proceeds from the exercise of Host’s 1,150,000 warrants, exercisable at $5.50 per warrant, that are currently publicly traded under the NASDQ symbol “CAFEW.”  Prior to exercise of these warrants, the Registrant will file a post-effective amendment to its Registration Statement (SEC Registration No. 333-50673).  A complete description of all warranties, representations and covenants is set forth in the Agreement included as an Exhibit to this Report.

The Agreement provides that Host will enter into an employment agreement with Eric Barger, the President of Globalnet for a term of three and one half (3½) years.  The Agreement also provides that the Globalnet shareholders will have the right to appoint two (2) Class III directors to Host’s Board of Directors to serve three (3) year terms.

The Agreement is subject to shareholder approval and the filing of a definitive proxy statement with the Securities and Exchange Commission in connection with the Annual Meeting of Shareholders.  The transaction is expected to be completed and the closing to occur in the second or third quarter of Host’s fiscal year.

Item 6.	Resignations of Registrant’s Directors

N/A
Item 7.	Financial Statements and Exhibits

(c) Exhibits 10.50 Merger Agreement dated September 24, 2003
Item 8.	Change in Fiscal Year

N/A
Item 9.	Regulation FD Disclosure

N/A
Item 10.	Amendments/Waivers to the Registrant’s Code of Ethics

N/A -3-
Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

N/A
Item 12.	Results of Operations and Financial Conditions

N/A
Item 13.	Receipt of an Attorney’s Written Notice Pursuant to 17 CFR 205.3(d)

N/A

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: September 25, 2003	By: /s/ David J. Murphy
David J. Murphy
Chief Financial Officer